UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2009

ASIA PREMIUM TELEVISION GROUP, INC
(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District
Beijing, 100026, People's Republic Of China
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6582-7900
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisons (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors.

On March 31 2009, the Board of Directors of the Company (the "Board") accepted the voluntary resignations of Mr. Li Li and Mr. Douglas J. Toth as directors. Neither Mr. Li nor Mr. Douglas resigned over disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Effective at the Board meeting held on March 31 2009, Carla Zhou was elected to serve as the Chief Financial Officer of the Company. Ms. Zhou has extensive experience in corporate financial management which serving as Assistant to Chairman, Financial Controller, HR Director and Senior Vice president of the Sun Media Investment Group. She has a degree in finance from the Shanghai University of Finance and Economics and is currently working on obtaining an MBA degree from Tsinghua University. Ms. Zhou was not appointed to serve on any committee of the Board.  Ms. Zhou will hold office for a term of one year or until her qualified successor has been elected.

It was previously disclosed that Chen Zhaobin was elected to serve as a Director of the Board. However, the election has not been finalized and approved by either the Company or Mr. Chen.  Mr Chen has not yet signed his consent form and we do not expect him to sign the consent until we are able reach a deal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: April 8, 2009	By:	/s/ Jing Xing
	Name:	Jing Xing
	Title:	Chief Executive Officer